Issuer Free Writing Prospectus Filed Pursuant to Rule 433 Registration No. 333-145845 August 29, 2008

Performance Allocation Securities

Efficient Access to a Passive Allocation Strategy

Barclays Bank PLC Securities linked to the Best Performing Among Four Commodity Portfolios
due September 30, 2013

Investment Description

Performance Allocation Securities (the “Securities”) are securities issued by Barclays Bank PLC (“Barclays”) linked to the best performing among four Commodity Sector Portfolios. Each Commodity Sector Portfolio consists of different weighted allocations to commodity indices, each with exposure to agricultural commodities, energy commodities, base metals and precious metals. If the portfolio return of the best performing reference portfolio is positive, at maturity you will receive your initial investment plus that portfolio return. If the portfolio return of the best performing reference portfolio is negative, at maturity you will receive your initial investment as reduced by that negative portfolio return and you will lose some or all of your initial investment. You will not receive interest payments during the term of the Securities. Investing in the Securities involves significant risks including potential loss of your initial investment and Barclays Bank PLC’s credit risk. You may lose some or all of your principal.

Features
☐

Commodity-Linked Performance: The Performance Allocation Securities are linked to four reference portfolios of commodity indices, each with exposure to agricultural commodities, energy commodities, base metals and precious metals.

☐

Allocation to the Best Performing Portfolio: The return on the Securities is linked to the performance of the best performing of four reference portfolios and is not subject to a predetermined maximum gain.

☐

No Principal Protection: If the return of the best performing reference portfolio is negative, at maturity your initial investment will be reduced by such negative return. You could lose some or all of your investment.

Key Dates[1]

Trade Date:	September 25, 2008
Settlement Date:	September 30, 2008
Final Valuation Date[2]:	September 24, 2013
Maturity Date[2]:	September 30, 2013
CUSIP:	06740C 121
ISIN:	US06740C1210

1

Expected. In the event we make any change to the expected Trade Date and Settlement Date, the Final Valuation Date and Maturity Date will be changed so that the stated term of the Securities remains the same.

2

Subject to postponement in the event of a market disruption event as described under “Reference Assets—Commodities—Market Disruption Events Relating to Notes with a Commodity as the Reference Asset”, “Reference Assets—Indices—Market Disruption Events for Notes with the Reference Asset Comprised of an Index or Indices” and “Reference Assets—Baskets—Market Disruption Events for Notes with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof” in the prospectus supplement.

Security Offering

We are offering Performance Allocation Securities linked to the Best Performing Among Four Commodity Portfolios. The Securities are not subject to a predetermined maximum gain and, accordingly, any return at maturity will be determined by the appreciation of the best performing reference portfolio. The Securities are offered at a minimum investment of $1,000.

See “Additional Information about Barclays Bank PLC and the Securities” on page FWP-2 of this free writing prospectus. The Securities will have the terms specified in the prospectus dated August 27, 2008, the prospectus supplement dated August 27, 2008, the index supplement dated September 4, 2007 and this free writing prospectus. See “Key Risks” on page FWP-7 of this free writing prospectus and “Risk Factors” beginning on page S-3 of prospectus supplement and “Risk Factors” beginning on page IS-1 of the index supplement for risks related to investing in the Securities.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus dated August 27, 2008, the prospectus supplement dated August 27, 2008, the index supplement dated September 4, 2007 and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement, index supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, index supplement,, free writing prospectus and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Securities constitute Barclays Bank PLC’s direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities and are not insured by the U.S. Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

	Price to Public	Underwriting Discount	Proceeds to Barclays Bank PLC
Per Security	$10.00	$0.35	$9.65
Total	$[•]	$[•]	$[•]

UBS Financial Services Inc.	Barclays Capital Inc.

Additional Information about Barclays Bank PLC and the Securities

You should read this free writing prospectus together with the prospectus dated August 27, 2008, as supplemented by the prospectus supplement dated August 27, 2008 and the index supplement dated September 4, 2007 relating to our Medium-Term Securities, Series A, of which these Securities are a part. This free writing prospectus, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” in the prospectus supplement and the index supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

s	Prospectus dated August 27, 2008: http://www.sec.gov/Archives/edgar/data/312070/000119312508185504/d424b3.htm

s	Prospectus supplement dated August 27, 2008: http://www.sec.gov/Archives/edgar/data/312070/000119312508185517/d424b3.htm

s	Index supplement dated September 4, 2007: http://www.sec.gov/Archives/edgar/data/312070/000119312507194645/d424b3.htm

Our SEC file number is 1-10257. References to “Barclays,” Barclays Bank PLC,” “we,” “our” and “us” refer only to Barclays Bank PLC and not to its consolidated subsidiaries. In this document, “Securities” refers to the Performance Allocation Securities linked to the Best Performing Among Four Commodity Portfolios that are offered hereby, unless the context otherwise requires.

Investor Suitability
The Securities may be suitable for you if:
s	You believe the market for the commodities in the reference portfolios will appreciate over the term of the Securities.
s	You are willing to accept the risk of fluctuations in commodities prices in general and exchange traded futures contracts on physical commodities in particular.
s	You are willing to expose your principal to the full downside performance of the best performing reference portfolio.
s	You do not seek current income from this investment.
s	You are willing and able to hold the Securities to maturity.
s	You are willing to invest in securities for which there may be little or no secondary market.
The Securities may not be suitable for you if:
s	You do not believe the market for the commodities in the reference portfolios will appreciate over the term of the Securities.
s	You are not willing to be exposed to fluctuations in commodities prices in general and exchange traded futures contracts on physical commodities in particular.
s	You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings that bear interest at a prevailing market rate.
s	You seek an investment that is 100% principal protected.
s	You seek current income from this investment.
s	You are unwilling or unable to hold the Securities to maturity.
s	You seek an investment for which there will be an active secondary market.

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Indicative Terms[1]

Issuer:	Barclays Bank PLC (Rated: AA/Aa1)[2]
Issue Price:	$10 per Security
Term:	5 years
	Four Reference Portfolios comprised of allocations to different commodity sectors, weighted as indicated:
Reference
Portfolios[3]:
		Reference Portfolio 1	Reference Portfolio 2	Reference Portfolio 3	Reference Portfolio 4
		Allocation Weightings	Allocation Weightings	Allocation Weightings	Allocation Weightings
	Agriculture Allocation	40%	20%	20%	20%
	Energy Allocation	20%	40%	20%	20%
	Base Metals Allocation	20%	20%	40%	20%
	Precious Metals Allocation	20%	20%	20%	40%

An allocation to agricultural commodities containing the following commodity indices (each, an “Allocation Component”, and each as described under “The Allocation Components” below), weighted as indicated:

Agriculture
Allocation:
	Allocation Component		Allocation Component Weighting
	S&P GSCITM Agriculture Excess Return Index		80%
	S&P GSCITM Livestock Excess Return Index		20%
	An allocation to energy commodities containing the following commodity index (the “Allocation Component”, and as described under “The Allocation Components” below), weighted as indicated:
Energy Allocation:
	Allocation Component		Allocation Component Weighting
	S&P GSCITM Energy Excess Return Index		100%
	An allocation to base metals containing the following commodity index (the “Allocation Component”, and as described under “The Allocation Components” below), weighted as indicated:
Base Metals
Allocation:
	Allocation Component		Allocation Component Weighting
	S&P GSCITM Industrial Metals Excess Return Index		100%
	An allocation to precious metals containing the following commodity index (the “Allocation Component”, and as described under “The Allocation Components” below), weighted as indicated:
Precious Metals
Allocation:
	Allocation Component		Allocation Component Weighting
	S&P GSCITM Precious Metals Excess Return Index		100%
Payment at	$10.00 + ($10.00 x Portfolio Return of Best Performing Reference Portfolio)
Maturity (per $10):
Best Performing	The Reference Portfolio with the greatest Portfolio Return on the Final Valuation Date.
Reference Portfolio:
Portfolio Return:	For each Reference Portfolio, the sum of the Allocation Returns, each multiplied by the applicable Allocation Weightings, calculated as follows:

(Agriculture Allocation Return x Agriculture Allocation Weighting) + (Energy Allocation Return x Energy Allocation Weighting) + (Base Metals Allocation Return x Base Metals Allocation Weighting) + (Precious Metals Allocation Return x Precious Metals Allocation Weighting)

Agriculture Allocation Return:

(S&P GSCITM Agriculture Excess Return Index Return x S&P GSCITM Agriculture Excess Return Index Weighting) + (S&P GSCITM Livestock Excess Return Index Return x S&P GSCITM Livestock Excess Return Index Weighting)

Energy Allocation Return:	S&P GSCITM Energy Excess Return Index Return
Base Metals Allocation Return:	S&P GSCITM Industrial Metals Excess Return Index Return
Precious Metals Allocation Return:	S&P GSCITM Precious Metals Excess Return Index Return

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For each Allocation Component, the performance of such Allocation Component calculated as follows:
Allocation
Component Return:	Component Ending Level – Component Starting Level
Component Starting Level
Component Starting Level:	For each Allocation Component, the price or level of such Allocation Component on the Trade Date.
Component Ending Level:	For each Allocation Component, the price or level of such Allocation Component on the Final Valuation Date.
Calculation Agent:	Barclays Bank PLC
1	Terms used in this free writing prospectus, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.
2

The Securities are expected to carry the same rating as the Issuer’s Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and which will be assigned a rating of Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Securities are linked) and (2) is not a recommendation to buy, sell or hold securities – you should make your own independent evaluation of the merits of an investment in the Securities.

3

For a description of further adjustments that may affect the reference asset, see “Reference Assets—Commodities—Discontinuation of Trading; Alteration of Method of Calculation”, “Reference Assets—Indices—Adjustments Relating to Notes with the Reference Asset Comprised of an Index or Indices” and “Reference Assets—Baskets—Adjustments Relating to Notes with the Reference Asset Comprised of a Basket” in the prospectus supplement.

Reference Portfolios

At maturity, the return of the Securities is linked to the return of the Best Performing Reference Portfolio amongst the following:

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Historical Performance of Reference Portfolios

The following example assumes the following Allocation Weightings:

	Reference Portfolio 1	Reference Portfolio 2	Reference Portfolio 3	Reference Portfolio 4
	Allocation Weightings	Allocation Weightings	Allocation Weightings	Allocation Weightings
Agriculture Allocation	40%	20%	20%	20%

Energy Allocation	20%	40%	20%	20%

Base Metals Allocation	20%	20%	40%	20%

Precious Metals Allocation	20%	20%	20%	40%

Over the past 5 years (based on an August 19th, 2003 initial investment date), the Best Performing Reference Portfolio would have been Reference Portfolio 3, with the Base Metals overweight allocation. This Reference Portfolio outperformed the second best Reference Portfolio by 20.91%, the third best Reference Portfolio by 23.09% and the worst-performing Reference Portfolio by 38.91%. Past performance is not indicative of future results.

	Agriculture Allocation	Energy Allocation	Base Metals Allocation	Precious Metals Allocation
5-Year Return	4.52%	94.53%	199.09%	83.64%
Annualized	0.90%	18.91%	39.82%	16.73%
Source: Bloomberg

Determining Payment at Maturity

Determine the Portfolio Return of the Best Performing Reference Portfolio		Calculate the sum of the Allocation Returns, each multiplied by the applicable Allocation Weightings

Is the Portfolio Return of the Best Performing Reference Portfolio Positive?	Yes

You will receive a cash payment that provides you with a return per $10 Security principal amount equal to the Portfolio Return of the Best Performing Reference Portfolio,

calculated as follows:

$10 + ($10 x Portfolio Return of Best Performing Reference Portfolio)

If the Portfolio Return of the Best Performing Reference Portfolio is zero, then you receive the principal amount of your Securities at maturity (a zero return).

No

You will receive a cash payment per $10 Security equal to your initial investment reduced by the Portfolio Return of the Best Performing Reference Portfolio, calculated as follows:

$10 + ($10 x Portfolio Return of Best Performing Reference Portfolio)

In this case, you will lose some or all of your initial investment.

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Hypothetical Examples and Return Table of the Securities at Maturity

Portfolio Return of Best Performing Reference Portfolio	Payment at Maturity (per $10)	Total Return on the Securities
55.00%	$ 15.50	55.00%
45.00%	$ 14.50	45.00%
35.00%	$ 13.50	35.00%
25.00%	$ 12.50	25.00%
15.00%	$ 11.50	15.00%
12.50%	$ 11.25	12.50%
10.00%	$ 11.00	10.00%
7.50%	$ 10.75	7.50%
5.00%	$ 10.50	5.00%
2.50%	$ 10.25	2.50%
0.00%	$ 10.00	0.00%
-5.00%	$ 9.50	-5.00%
-10.00%	$ 9.00	-10.00%
-20.00%	$ 8.00	-20.00%
-30.00%	$ 7.00	-30.00%
-40.00%	$ 6.00	-40.00%
-50.00%	$ 5.00	-50.00%
-60.00%	$ 4.00	-60.00%
-70.00%	$ 3.00	-70.00%
-80.00%	$ 2.00	-80.00%
-90.00%	$ 1.00	-90.00%
-100.00%	$ 0.00	-100.00%

The following examples are based on a principal amount per Security of $10.

Example 1—The Portfolio Return of Reference Portfolio 1 is 10.00%, the Portfolio Return of Reference Portfolio 2 is 2.50%, the Portfolio Return of Reference Portfolio 3 is 5.00% and the Portfolio Return of Reference Portfolio 4 is 7.00%.

Because the Portfolio Return of the Best Performing Reference Portfolio (Reference Portfolio 1) is 10.00%, the investor receives a payment at maturity of $11.00 per $10.00 Security principal amount, representing a total return of 10.00% on the Securities.

$10 + ($10 x Portfolio Return of Best Performing Reference Portfolio)

$10.00 + ($10.00 x 10%) = $11.00

Example 2—The Portfolio Return of Reference Portfolio 1 is -20.00%, the Portfolio Return of Reference Portfolio 2 is -10.00%, the Portfolio Return of Reference Portfolio 3 is 2.50% and the Portfolio Return of Reference Portfolio 4 is -5.00%.

Because the Portfolio Return of the Best Performing Reference Portfolio (Reference Portfolio 3) is 2.50%, the investor receives a payment at maturity of $10.25 per $10.00 Security principal amount, representing a total return of 2.50% on the Securities.

$10 + ($10 x Portfolio Return of Best Performing Reference Portfolio)

$10.00 + ($10.00 x 2.50%) = $10.25

Example 3—The Portfolio Return of Reference Portfolio 1 is -40.00%, the Portfolio Return of Reference Portfolio 2 is -10.00%, the Portfolio Return of Reference Portfolio 3 is -20.00% and the Portfolio Return of Reference Portfolio 4 is -30.00%.

Because the Portfolio Return of the Best Performing Reference Portfolio (Reference Portfolio 2) is -10.00%, the investor receives a payment at maturity of $9.00 per $10.00 Security principal amount, representing a total return (loss) of -10.00% on the Securities.

$10 + ($10 x Portfolio Return of Best Performing Reference Portfolio)

$10.00 + ($10.00 x -10%) = $9.00

If the Portfolio Return of the Best Performing Reference Portfolio is negative, you will lose some or all of your initial investment.

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What are the tax consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain and the Internal Revenue Service could assert that the Securities should be taxed in a manner that is different than described below. Pursuant to the terms of the Securities, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid cash-settled forward contract with respect to the Allocation Components of the Best Performing Reference Portfolio. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss would generally be long term capital gain or loss if you have held your Securities for more than one year.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, your Securities should be treated in the manner described above. This opinion assumes that the description of the terms of the Securities in this free writing prospectus is materially correct.

As discussed further in the accompanying prospectus supplement, the Treasury Department and the Internal Revenue Service are actively considering various alternative treatments that may apply to instruments such as the Securities, possibly with retroactive effect.

For a further discussion of the tax treatment of your Securities as well as possible alternative characterizations, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—Certain Securities Treated as Forward Contracts or Executory Contracts” in the accompanying prospectus supplement. For additional, important considerations related to tax risks associated with investing in the Securities, you should also examine the discussion in Key Risks—Taxes, in this free writing prospectus. You should further consult your tax advisor as to the possible alternative treatments in respect of the Securities.

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Allocation Components. These risks are explained in more detail in the “Risk Factors” section of the prospectus supplement.

s

No principal protection—You may lose some or all of your initial investment. The Securities do not guarantee any return of principal. The return on the Securities at maturity is linked to the performance of the Best Performing Reference Portfolio and will depend on whether, and the extent to which, the portfolio return of the Best Performing Reference Portfolio is positive or negative. If the portfolio return of the Best Performing Reference Portfolio is negative, at maturity you will receive your initial investment as reduced by that negative portfolio return and may even receive nothing.

s	No interest payments—As a holder of the Securities, you will not receive interest payments.
s

Certain built-in costs are likely to adversely affect the value of the Securities prior to maturity—While the payment at maturity for the Securities is based on the full principal amount of such Securities, the original issue price of the Securities includes the agents’ commission and the estimated cost of hedging our obligations under the Securities through one or more of our affiliates. As a result, the price, if any, at which Barclays Bank PLC or its affiliates may be willing to purchase Securities from you prior to maturity in secondary market transactions, if at all, will likely be lower than the original issue price, and any such sale prior to the maturity date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your Securities to maturity.

s

Dealer incentives—We and our affiliates and agents act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the distribution of the Securities. These affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay compensation of $0.35 per Security to the principals, agents and dealers in connection with the distribution of the Securities.

s

Lack of liquidity—The Securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Securities in the secondary market but are not required to do so and may cease such market making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Securities.

s

Potential conflicts—We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent and hedging our obligations under the Securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities.

s

Taxes—The federal income tax treatment of the Securities is uncertain and the Internal Revenue Service could assert that the Securities should be taxed in a manner that is different than described above. As discussed further in the accompanying prospectus supplement, on December 7, 2007, the Internal Revenue Service issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the Securities even though you will not receive any payments with respect to the Securities until maturity and whether all or part of the gain you may recognize upon sale or maturity of

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an instrument such as the Securities could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis. You should consult your tax advisor as to the possible alternative treatments in respect of the Securities.

s

Potentially inconsistent research, opinions or recommendations by Barclays, UBS Financial Services or their respective affiliates—Barclays, UBS Financial Services, or their respective affiliates and agents may publish research from time to time on commodity markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by Barclays, UBS Financial Services, or their respective affiliates and agents may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Allocation Components to which the Securities are linked.

s

Many economic and market factors will affect the value of the Securities—In addition to the prices or levels of the Allocation Components on any day, the value of the Securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

s	the expected volatility of the Allocation Components;
s	the time to maturity of the Securities;
s	the market prices and levels of the Allocation Components;
s	interest and yield rates in the market generally and each market related to the Allocation Components;
s	a variety of economic, financial, political, regulatory or judicial events;
s	supply and demand for the Securities; and
s	our creditworthiness, including actual or anticipated downgrades in our credit ratings.
s

Credit of issuer—An investment in the Securities will be subject to the credit risk of Barclays Bank PLC, as issuer of the Securities, and the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Securities.

s

The Securities will not be regulated by the Commodity Futures Trading Commission—Because the Securities do not constitute interests in a commodity pool, the Securities are not regulated as a commodity pool and Barclays Bank PLC is not required to be registered with and regulated by the Commodity Futures Trading Commission (“CFTC”) as a “commodity pool operator”. You will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in commodities or who invest in regulated commodity pools. The Securities do not constitute investments by you in futures contracts traded on regulated future exchanges. Accordingly, you will not benefit from the CFTC’s or any other regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange.

s

Suspension or disruption of market trading in the commodity and related future markets may adversely affect the value of your Securities—The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the prices or level of the Allocation Components and, therefore, the value of your Securities.

s

Historical performance of the Allocation Components should not be taken as an indication of the future performance of the Allocation Components over the term of the Securities—The historical performance of each allocation component should not be taken as an indication of the future performance of such allocation component. It is impossible to predict whether the price or level of any allocation component will rise or fall. Prices and levels of the Allocation Components will be influenced by complex and interrelated political, economic, financial and other factors.

s

Trading and other transactions by Barclays Bank PLC or its affiliates in Allocation Components, futures, options, exchange-traded funds or other derivative products on Allocation Components may impair the market value of the Securities—Barclays Bank PLC or its affiliates may hedge their obligations under the Securities by purchasing Allocation Components, futures or options on Allocation Components, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of Allocation Components, and they may adjust these hedges by, among other things, purchasing or selling Allocation Components, futures, options, or exchange-traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the prices or levels of Allocation Components, and therefore the market value of the Securities. It is possible that Barclays Bank PLC or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. Barclays Bank PLC or its affiliates may also engage in trading in Allocation Components and other investments relating to Allocation Components on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under manage-

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ment or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the prices or levels of Allocation Components and, therefore, the market value of the Securities. Barclays Bank PLC or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of Allocation Components. By introducing competing products into the marketplace in this manner, Barclays Bank PLC or its affiliates could adversely affect the market value of the Securities.

s

The business activities of Barclays Bank PLC or its affiliates may create conflicts of interest—As noted above, Barclays Bank PLC and its affiliates expect to engage in trading activities related to one or more of the Allocation Components that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests Barclays Bank PLC and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the price or level of one or more of the Allocation Components, could be adverse to such holders’ interests as beneficial owners of the Securities.

s

The calculation agent can postpone the determination of the component ending level, and therefore the maturity date, if a market disruption event occurs on the final valuation date—The determination of a component ending level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing in respect of an allocation component on the final valuation date. If the calculation agent determines that a market disruption event occurs or is continuing in respect of an allocation component on the final valuation date, the final valuation date for such allocation component will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the valuation date be postponed by more than five business days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth business day, the calculation agent will make an estimate of the price or level for the allocation component that would have prevailed on that fifth business day in the absence of the market disruption event.

s

There are potential conflicts of interest between you and the calculation agent—Barclays Bank PLC will serve as the calculation agent. The calculation agent will, among other things, decide the amount, if any, of your payment at maturity on the Securities. We may change the calculation agent after the original issue date without notice. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting an allocation component has occurred or is continuing on the final valuation date. This determination may, in turn, depend on the calculation agent’s judgment about whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind our hedge positions. Since this determination by the calculation agent will affect the payment at maturity on the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

s

Commodity prices may change unpredictably—Trading in the Allocation Components or the futures contracts underlying the Allocation Components is speculative and can be extremely volatile. Market prices of the Allocation Components or the futures contracts underlying the Allocation Components may fluctuate rapidly based on numerous factors, including:

s	changes in supply and demand relationships;
s	weather;
s	agriculture;
s	trade;
s	fiscal, monetary and exchange control programs;
s	domestic and foreign political and economic events and policies;
s	disease;
s	technological developments;
s	changes in interest rates and global growth rates in the economy; and
s	trading activities in commodities, including the Allocation Components and underlying commodities and related contracts.

These factors may affect the prices and levels of the Allocation Components and the value of your Securities in varying ways, and different factors may cause the value of different Allocation Components and the volatilities of their prices and levels to move in inconsistent directions at inconsistent rates.

s

The Securities may be subject to certain risks specific to agricultural commodities—Corn, wheat, soybeans, sugar and livestock are agricultural commodities. Consequently, in addition to factors affecting commodities generally, the Securities may be subject to a number of additional factors specific to agricultural commodities, and in particular corn, wheat, soybeans, sugar and livestock, that might cause price volatility. These may include, among others:

s	weather conditions, including floods, drought and freezing conditions;
s	changes in government policies;
s	changes in global demand for food;

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s	changes in ethanol or bio-diesel demand;
s	planting decisions; and
s	changes in demand for agricultural products or grains, and in particular corn, wheat, soybeans, sugar and livestock, both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the prices or levels of the Allocation Components, and therefore the market value of the Securities, may offset or enhance the effect of another factor.

s

The Securities may be subject to certain risks specific to energy-related commodities—crude oil and natural gas are energy-related commodities. Consequently, in addition to factors affecting commodities generally, the Securities may be subject to a number of additional factors specific to energy-related commodities, and in particular crude oil and natural gas, that might cause price volatility. These may include, among others:

s	changes in the level of industrial and commercial activity with high levels of energy demand;
s	disruptions in the supply chain or in the production or supply of other energy sources;
s	price changes in alternative sources of energy;
s	adjustments to inventory;
s	variations in production and shipping costs;
s	costs associated with regulatory compliance, including environmental regulations; and
s	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the prices or levels of the Allocation Components, and therefore the market value of the Securities, may offset or enhance the effect of another factor.

s

The Securities may be subject to certain risks specific to base metals—Copper, aluminum and zinc are base metals. Consequently, in addition to factors affecting commodities generally, the Securities may be subject to a number of additional factors specific to base metals, and in particular copper, aluminum and zinc, that might cause price volatility. These may include, among others:

s	changes in the level of industrial activity using base metals, and in particular copper, aluminum and zinc, including the availability of substitutes such as man-made or synthetic substitutes;
s	disruptions in the supply chain, from mining to storage to smelting or refining;
s	adjustments to inventory;
s	variations in production costs, including storage, labor and energy costs;
s	costs associated with regulatory compliance, including environmental regulations; and
s	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the prices or levels of the Allocation Components, and therefore the market value of the Securities, may offset or enhance the effect of another factor.

s

The Securities may be subject to certain risks specific to precious metals—Gold and platinum are precious metals. Consequently, in addition to factors affecting commodities generally, the Securities may be subject to a number of additional factors specific to precious metals, and in particular gold and platinum, that might cause price volatility. These may include, among others:

s	disruptions in the supply chain, from mining to storage to smelting or refining;
s	adjustments to inventory;
s	variations in production costs, including storage, labor and energy costs;
s	costs associated with regulatory compliance, including environmental regulations;
s	changes in industrial, government and consumer demand, both in individual consuming nations and internationally;
s	precious metal leasing rates;
s	currency exchange rates;
s	level of economic growth and inflation; and
s

degree to which consumers, governments, corporate and financial institutions hold physical gold as a safe haven asset (hoarding) which may be caused by a banking crisis/recovery, a rapid change in the value of other assets (both financial and physical) or changes in the level of geopolitical tension.

These factors interrelate in complex ways, and the effect of one factor on the prices or levels of the Allocation Components, and therefore the market value of the Securities, may offset or enhance the effect of another factor.

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s

Negative Roll Yield May Adversely Impact the Level of the Allocation Components—The Allocation Components are composed of futures contracts on the commodities that comprise each of the respective indices and reflects the return associated with the change in prices of such futures contracts together with the “roll yield” associated with such futures contracts (the price changes and roll yield taken together constitute the “excess return” reflected by the index). Unlike equities, which typically entitle the holder to a continuing stake in a corporation, and unlike owning the commodity directly, a commodity futures contract normally specifies a date certain for delivery of the underlying physical commodity. A fundamental characteristic of the Allocation Components (as with other commodity indices) is that, as a result of being comprised of futures contracts, each index must be managed to ensure that it is not required to take delivery of the commodities in question. This is achieved through a process referred to as “rolling,” under which each contract is rolled forward to a new contract date during the month in which it approaches its settlement date (i.e., a futures contract is effectively “sold” to “buy” a futures contract with a later settlement date). During the roll process, “roll yield” is generated from the difference in price between the shorter-dated and longer-dated futures contracts. When longer-dated contracts are priced lower than the shorter-dated contract and spot prices, the market is in “backwardation”, resulting in positive roll yield as the higher-priced expiring futures contracts are “sold” to “buy” a lower priced longer-dated contracts. When the opposite is true, and longer-dated contracts are priced higher, the market is in “contango”, resulting in negative roll yields as the lower-priced expiring futures contracts are “sold” to “buy” higher-priced longer-dated contracts. While many futures contracts on physical commodities have historically exhibited consistent periods of backwardation, this will most likely not be the case at all times. As a result, negative “roll yields” due to contango markets could reduce the level of the Allocation Components and therefore the return of the Reference Portfolios.

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The Allocation Components

S&P GSCITM Agriculture Excess Return Index

The S&P GSCITM Agriculture Excess Return Index is a sub-index of the S&P GSCITM Excess Return Index, which is described under “Commodity Indices—S&P GSCITM Commodity Indices” in the index supplement. The S&P GSCITM Agriculture Excess Return Index is calculated in the same manner as the S&P GSCITM Excess Return Index, except that (i) the daily contract reference prices, CPWs and “roll weights” used in performing such calculations are limited to those of the commodities included in the S&P GSCITM Agriculture Excess Return Index (currently corn, wheat, Kansas wheat, soybeans, coffee, cocoa, sugar and cotton) and (ii) the S&P GSCITM Agriculture Excess Return Index has a separate normalizing constraint. The dollar weights and daily contract reference prices used in calculating such normalizing constraint are limited to those of the designated contracts included in the S&P GSCITM Agriculture Excess Return Index (currently the Corn contract, the Wheat contract, the Kansas Wheat contract, the Soybeans contract, the Coffee contract, the Cocoa contract, the Sugar contract and the Cotton contract). The S&P GSCITM Agriculture Excess Return Index is reported by Bloomberg under the ticker symbol “SPGSAGP <index>”.

We have included the following chart of current weightings for the individual commodities included in the S&P GSCITM Agriculture Excess Return Index as of August 26, 2008:

S&P GSCI Agricultural Components	Sub-Index Weight
Wheat	27.39%
Kansas Wheat	6.56%
Corn	28.12%
Soybeans	17.10%
Cotton	6.00%
Sugar	8.27%
Coffee	4.62%
Cocoa	1.94%

Source: S&P

We have included the following graph of historical closing levels for your reference. Past movements of closing levels are not indicative of future closing levels or future behavior.

S&P GSCITM Agriculture Excess Return Index Historical Performance

January 3, 2000 – August 26, 2008

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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S&P GSCITM Livestock Excess Return Index

The S&P GSCITM Livestock Excess Return Index is a sub-index of the S&P GSCITM Excess Return Index, which is described under “Commodity Indices—S&P GSCITM Commodity Indices” in the index supplement. The S&P GSCITM Livestock Excess Return Index is calculated in the same manner as the S&P GSCITM Excess Return Index, except that (i) the daily contract reference prices, CPWs and “roll weights” used in performing such calculations are limited to those of the commodities included in the S&P GSCITM Livestock Excess Return Index (currently live cattle, feeder cattle and lean hogs) and (ii) the S&P GSCITM Livestock Excess Return Index has a separate normalizing constraint. The dollar weights and daily contract reference prices used in calculating such normalizing constraint are limited to those of the designated contracts included in the S&P GSCITM Livestock Excess Return Index (currently the Cattle (Live) contract, the Cattle (Feeder) contract and the Lean Hogs contract). The S&P GSCITM Livestock Excess Return Index is reported by Bloomberg under the ticker symbol “SPGCLVP <index>”.

We have included the following chart of current weightings for the individual commodities included in the S&P GSCITM Livestock Excess Return Index as of August 26, 2008:

S&P GSCI Livestock Components	Sub-Index Weight
Feeder Cattle	10.75%
Live Cattle	58.21%
Lean Hogs	29.85%
Biofuel	1.19%

Source: S&P

We have included the following graph of historical closing levels for your reference. Past movements of closing levels are not indicative of future closing levels or future behavior.

S&P GSCITM Livestock Excess Return Index Historical Performance

January 3, 2000 - August 26, 2008

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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S&P GSCITM Energy Excess Return Index

The S&P GSCITM Energy Excess Return Index is a sub-index of the S&P GSCITM Excess Return Index, which is described under “Commodity Indices—S&P GSCITM Commodity Indices” in the index supplement. The S&P GSCITM Energy Excess Return Index is calculated in the same manner as the S&P GSCITM Excess Return Index, except that (i) the daily contract reference prices, CPWs and “roll weights” used in performing such calculations are limited to those of the commodities included in the S&P GSCITM Energy Excess Return Index (currently crude oil, brent crude, unleaded gasoline, GasOil and natural gas) and (ii) the S&P GSCITM Energy Excess Return Index has a separate normalizing constraint. The dollar weights and daily contract reference prices used in calculating such normalizing constraint are limited to those of the designated contracts included in the S&P GSCITM Energy Excess Return Index (currently the Crude Oil contract, the Brent Crude contract, the Unleaded Gasoline contract, the GasOil contract and the Natural Gas contract,). The S&P GSCITM Energy Excess Return Index is reported by Bloomberg under the ticker symbol “SPGSENP <Index>”.

We have included the following chart of current weightings for the individual commodities included in the S&P GSCITM Energy Excess Return Index as of August 26, 2008:

S&P GSCI Energy Components	Sub-Index Weight
Crude Oil	53.43%
Brent Crude	19.27%
Unleaded Gasoline	5.87%
Heating Oil	6.92%
GasOil	6.92%
Natural Gas	7.58%

Source: S&P

We have included the following graph of historical closing levels for your reference. Past movements of closing levels are not indicative of future closing levels or future behavior.

S&P GSCITM Energy Excess Return Index Historical Performance

January 3, 2000 - August 26, 2008

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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S&P GSCITM Industrial Metals Excess Return Index

The S&P GSCITM Industrial Metals Excess Return Index is a sub-index of the S&P GSCITM Excess Return Index, which is described under “Commodity Indices—S&P GSCITM Commodity Indices” in the index supplement. The S&P GSCITM Industrial Metals Excess Return Index is calculated in the same manner as the S&P GSCITM Excess Return Index, except that (i) the daily contract reference prices, CPWs and “roll weights” used in performing such calculations are limited to those of the commodities included in the S&P GSCITM Industrial Metals Excess Return Index (currently aluminium, copper lead, nickel and zinc) and (ii) the S&P GSCITM Industrial Metals Excess Return Index has a separate normalizing constraint. The dollar weights and daily contract reference prices used in calculating such normalizing constraint are limited to those of the designated contracts included in the S&P GSCITM Livestock Excess Return Index (currently the Aluminum contract, the Copper contract, the Lead contract, the Nickel contract and the Zinc contract). The S&P GSCITM Industrial Metals Excess Return Index is reported by Bloomberg under the ticker symbol “SPGCINP <Index>”.

We have included the following chart of current weightings for the individual commodities included in the S&P GSCITM Industrial Metals Excess Return Index as of August 26, 2008:

S&P GSCI Industrial Metals Components	Sub-Index Weight
Aluminum	35.28%
Copper	43.83%
Lead	5.06%
Nickel	9.34%
Zinc	6.49%

Source: S&P

We have included the following graph of historical closing levels for your reference. Past movements of closing levels are not indicative of future closing levels or future behavior.

S&P GSCI™ Industrial Metals Excess Return Index Historical

Performance January 3, 2000 – August 26, 2008

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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S&P GSCITM Precious Metals Excess Return Index

The S&P GSCITM Precious Metals Excess Return Index is a sub-index of the S&P GSCITM Excess Return Index, which is described under “Commodity Indices—S&P GSCITM Commodity Indices” in the index supplement. The S&P GSCITM Precious Metals Excess Return Index is calculated in the same manner as the S&P GSCITM Excess Return Index, except that (i) the daily contract reference prices, CPWs and “roll weights” used in performing such calculations are limited to those of the commodities included in the S&P GSCITM Precious Metals Excess Return Index (currently gold and silver) and (ii) the S&P GSCITM Precious Metals Excess Return Index has a separate normalizing constraint. The dollar weights and daily contract reference prices used in calculating such normalizing constraint are limited to those of the designated contracts included in the S&P GSCITM Precious Metals Excess Return Index (currently the Gold contract and the Silver contract). The S&P GSCITM Precious Metals Excess Return Index is reported by Bloomberg under the ticker symbol “SPGCINP <Index>”.

We have included the following chart of current weightings for the individual commodities included in the S&P GSCITM Precious Metals Excess Return Index as of August 26, 2008:

S&P GSCI Precious Metals Components	Sub-Index Weight
Gold	89.27%
Silver	10.73%

Source: S&P

We have included the following graph of historical closing levels for your reference. Past movements of closing levels are not indicative of future closing levels or future behavior.

S&P GSCI™ Precious Metals Excess Return Index Historical Performance

January 3, 2000 – August 26, 2008

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

We obtained the prices or levels above from Bloomberg, L.P. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg, L.P. The historical prices or levels should not be taken as an indication of future performance, and no assurance can be given as to the prices or levels on the final valuation date. We cannot give you assurance that the performance of the Allocation Components will result in the return of any of your initial investment.

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Supplemental Plan of Distribution

We have agreed to sell to Barclays Capital Inc. and UBS Financial Services Inc. (together referred to as the “Agents”), and the Agents have agreed to purchase, all of the Securities at the price to be indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) and will contain the final pricing terms of the Securities. UBS Financial Services Inc. may allow a concession not in excess of the underwriting discount set forth on the cover of the pricing supplement to its affiliates.

We or our affiliate will enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and the Agents and/or an affiliate may earn additional income as a result of payments pursuant to the swap, or related hedge transactions.

We have agreed to indemnify the Agents against liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agents may be required to make relating to these liabilities as described in the prospectus and the prospectus supplement. We have agreed that UBS Financial Services Inc. may sell all or a part of the Securities that it purchases from us to its affiliates at the price that will be indicated on the cover of the pricing supplement that will be available in connection with the sale of the Securities.

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